 EX-99.B10(ii)

Consent of Counsel

I consent to the reference to me under the caption "Legal Matters" contained in the Statement of Additional Information incorporated by reference in this Post-Effective Amendment No. 40 to the Registration Statement on Form N-4 for MetLife Investors USA Separate Account A, issued through MetLife Investors USA Insurance Company (File No. 33-07094).

/s/ Richard C. Pearson
Richard C. Pearson, General Counsel
MetLife Investors USA Insurance Company
Newport Beach, California
November 17, 2004